RADIO UNICA COMMUNICATIONS CORP. ANNOUNCES
FIRST QUARTER RESULTS

Revenues Increase 18% for First Quarter
First Quarter EBITDA Improves by 45%

MIAMI, FL, May 12, 2003 - Radio Unica Communications Corp. (OTCBB: UNCA), the nation’s only Spanish language radio network, today announced financial results for the first quarter ended March 31, 2003.

Revenue for the first quarter ended March 31, 2003 increased by 18% to $9.6 million from $8.2 million in the same period of last year. Revenue relating to the radio broadcasting business increased by 3% to $6.8 million from $6.6 million in the same period last year.

EBITDA improved by 45% to a loss of $1.6 million from a loss of $2.9 million in the same period last year. EBITDA relating to the radio broadcasting business improved by 50% to a loss of $1.6 million from a loss of $3.1 million in the same period last year. Please see attached table for a reconciliation of the most directly comparable generally accepted accounting principles (“GAAP”) financial measure to EBITDA.

The net loss for the first quarter of 2003 was $7.3 million, or $0.35 per basic and diluted share, compared to a net loss of $8.0 million, or $0.38 per basic and diluted share in the same period last year.

Commenting on today’s announcement, Joaquin F. Blaya, Chairman and Chief Executive Officer of Radio Unica, said, “Despite the difficult economic climate in the first quarter, we were able to grow our top-line by 18%, while continuing to prudently manage our costs. We reduced our radio broadcasting expenses by 10% during the period, which supported a significant improvement in our EBITDA loss. Looking ahead, we are cautiously optimistic that the advertising environment will begin to recover as the nation moves away from the Iraqi conflict. We will continue to operate as efficiently as possible, while seeking to drive revenues and improve cash flows.”

About Radio Unica Communications Corp.
Radio Unica Communications Corp., based in Miami, Florida, is the only national Spanish-language radio network in the country and reaches approximately 75% of Hispanic USA through a group of owned and/or operated stations and affiliates located nationwide. The Company’s operations include the Radio Unica Network and an owned and/or operated station group covering the top U.S. Hispanic markets including Los Angeles, New York, Miami, San Francisco, Chicago, Houston, San Antonio, McAllen, Dallas, Fresno, Phoenix, Sacramento and Tucson.

The conference call to discuss our March 31, 2003 results will be held on May 12, 2003 at 10:30 AM (EST). To listen to this call or for more information on Radio Unica, please visit our Web site at www.radiounica.com.

This press release contains forward-looking information based upon Radio Unica’s current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with the forward-looking information include economic factors, the success of programming strategies and other business factors. For further information, please refer to Radio Unica’s filings with the Securities and Exchange Commission.

Contacts: Steven E. Dawson Radio Unica Corp. (305) 463-5000	Chris Plunkett Brainerd Communicators (212) 986-6667

Financial Tables Follow
# # #

RADIO UNICA COMMUNICATIONS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                                              Three months ended
                                                                                    March 31,
                                                                            -----------------------
                                                                             2003             2002
---------------------------------------------------------------------------------------------------------
Net revenue                                                              $  9,597,394      $  8,161,736

Operating expenses:
  Direct operating                                                          1,012,535         1,195,473
  Selling, general and administrative                                       4,142,760         3,970,692
  Network                                                                   2,800,279         3,761,046
  Corporate                                                                   962,869           925,272
  Cost of promotion company sales                                           2,508,591         1,012,357
  Depreciation and amortization                                               798,700           739,250
  Stock option compensation                                                    21,743           160,145
                                                                         ------------      ------------
                                                                           12,247,477      $ 11,764,235
                                                                         ------------      ------------
Loss from operations                                                       (2,650,083)      (3,602,499)

Other income (expense):
  Interest expense                                                         (4,961,083)      (4,513,465)
  Interest income                                                              39,435          105,249
  Other                                                                       242,920          (48,483)
                                                                         ------------      ------------
                                                                           (4,678,728)      (4,456,699)
                                                                         ------------      ------------
Loss before income taxes                                                   (7,328,811)      (8,059,198)
Income tax benefit                                                                -             39,018)
                                                                         ------------      ------------
Net loss                                                                 $ (7,328,811)     $(8,020,180)
                                                                         ============      ============
Net loss per common share - basic and diluted                            $      (0.35)     $     (0.38)
                                                                         ============      ============
Weighted average common shares
  outstanding - basic and diluted                                          20,941,656       20,941,656
                                                                         ============      ============

RADIO UNICA COMMUNICATIONS CORP.
CONSOLIDATED BALANCE SHEETS

                                                                             March 31,           December 31,
ASSETS                                                                         2003                  2002
--------------------------------------------------------------------------------------------------------------
                                                                           (unaudited)

Current assets:
  Cash and cash equivalents                                                 $   13,129,257        $   11,054,978
  Accounts receivable, net of allowance for doubtful accounts of
   $1,134,365 and $1,148,228, respectively                                       7,275,522             9,494,925
  Prepaid expenses and other current assets                                      3,670,520             2,774,480
  Assets held for sale                                                                 -               2,925,554
                                                                            --------------        --------------
Total current assets                                                            24,075,299            26,249,937
  Property and equipment net                                                    22,483,820            23,071,043
  Broadcast licenses, net of accumulated amortization of $10,210,423            96,433,935            96,433,935
  Other intangible assets, net                                                   8,679,609             8,971,849
  Other assets                                                                     501,825               437,085
                                                                            --------------        --------------
                                                                            $  152,174,488        $  155,163,849
                                                                            ==============        ==============
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
----------------------------------------------------------------------------------------------------------------
Current liabilities
  Accounts payable                                                          $     901,754         $   1,295,971
  Accrued expenses                                                              2,472,242             2,905,277
  Interest payable                                                              3,164,095             7,784,537
  Deferred revenue                                                                384,122               608,218
  Current portion of notes payable                                                632,049               641,741
                                                                            --------------        --------------
Total current liabilities                                                       7,554,262            13,235,744

Other liabilities                                                                  75,000                75,000
Notes payable                                                                     500,000               500,810
Deferred taxes                                                                    988,460               988,460
Borrowings under revolving credit facility                                     10,000,000                   -
Senior discount notes                                                         158,088,000           158,088,000

Commitments and contingencies

Stockholders' (deficit) equity:
  Preferred stock:  $.01 par value; 5,000,000 shares authorized;
   no shares issued or outstanding                                                    -                     -
  Common stock; $.01 par value; 40,000,000 shares authorized;
   21,420,456 shares issued and 20,941,656 shares outstanding                     214,205               214,205
  Additional paid-in capital                                                  161,562,205           161,562,206
  Treasury stock at cost; 478,800 shares                                       (1,315,644)           (1,315,644)
  Stockholder notes receivable                                                   (789,657)             (789,657)
  Deferred compensation expense                                                   (74,483)              (96,226)
  Accumulated deficit                                                        (184,627,860)         (177,299,049)
                                                                            --------------        --------------
Total stockholders' (deficit) equity                                          (25,031,234)          (17,724,165)
                                                                            --------------        --------------
                                                                            $ 152,174,488         $ 155,163,849
                                                                            ==============        ==============

Use of Non-GAAP Financial Measures

          The Company utilizes a financial measure that is not calculated in accordance with GAAP to assess its financial performance. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. The non-GAAP financial measure used in this release is EBITDA. EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization. The Company believes that the presentation of EBITDA provides useful information to investors regarding the Company’s financial condition because it is a commonly used financial analysis tool for measuring and comparing media companies. EBITDA also serves as a gauge of the Company’s ability to service long-term debt and other fixed obligations and to fund continued growth with internally generated funds. EBITDA should not be considered as an alternative to net cash provided by (used in) operating activities as a measure of liquidity. This non-GAAP financial measure may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of loss from operation to EBITDA for the Company as well as its radio broadcasting business.

                                                Consolidated
                                      --------------------------------
                                             Three Months Ended
                                                   March 31,
                                      --------------------------------
                                           2003                 2002

Loss from operations                  $  (2,650,083)       $  (3,602,499)
Adjustments:
  Depreciation and amortization             798,700              739,250
  Other                                     242,920              (48,483)
                                      -------------        --------------
EBITDA                                $  (1,608,463)       $  (2,911,732)
                                      =============        ==============

                                             Radio Broadcasting
                                      --------------------------------
                                             Three Months Ended
                                                   March 31,
                                      --------------------------------
                                           2003                 2002

Loss from operations                  $  (2,536,893)       $  (3,733,665)
Adjustments:
  Depreciation and amortization             735,057              684,770
  Other                                     243,735              (50,051)
                                      -------------        --------------
EBITDA                                $  (1,558,101)       $  (3,098,946)
                                      =============        ==============